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                                                                   Exhibit 10.59
                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "Agreement") is made as of February 27, 1998 (the "Effective Date"), by and between CYTEL CORPORATION, a Delaware corporation (the "Company"), and G.D. SEARLE & CO., a Delaware corporation (the "Investor").

                                    RECITALS

         WHEREAS, Epimmune Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Epimmune"), and the Investor have entered into that certain License and Collaboration Agreement dated February 27, 1998 (the "Collaboration Agreement") and, to the extent provided therein, have agreed to the transactions and matters described therein; and

         WHEREAS, the Investor desires to purchase from the Company, and the Company desires to sell to the Investor, shares of the Company's Preferred Stock on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    AGREEMENT

1.       PURCHASE AND SALE OF SHARES.

         1.1 PURCHASE AND SALE OF SHARES. Subject to the terms and conditions hereof, at the Closing (as defined below), the Investor shall purchase from the Company, and the Company shall issue and sell to the Investor, 659,898 shares of Series B Preferred Stock of the Company, $0.01 par value (the "Shares") at a per share purchase price equal to US$5.91, for an aggregate purchase price of US$3,900,000, payable in cash.

2.       CLOSING DATE; DELIVERY.

         2.1 CLOSING. Subject to the terms of Section 5, the closing of the sale and purchase of the Shares pursuant to Section 1.1 above (the "Closing") shall be held on the date hereof or at such other time upon which the Company and the Investor agree. The closing shall take place at the offices of Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, California 92121.

         2.2 DELIVERY. At the Closing, subject to the terms and conditions hereof, the Company shall deliver to the Investor a stock certificate, registered in the name of the Investor, representing the Shares purchased pursuant to Section 1.1 above and dated as of the Closing against payment of the purchase price therefor by wire transfer, unless other means of payment shall have been agreed upon by the Company and the Investor.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby makes the following representations and warranties to the Investor, except as set forth in the Schedule of Exceptions attached hereto as Exhibit A:

         3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

         3.2 AUTHORIZATION; DUE EXECUTION. The Company has the requisite corporate power and authority to enter into this Agreement, an Investor Rights Agreement substantially in the form attached hereto as Exhibit B (the "Investor Rights Agreement") and a Voting Agreement substantially in the form attached hereto as Exhibit C (the "Voting Agreement") (this Agreement, the Investor Rights Agreement and the Voting Agreement are collectively referred to as the "Agreements") and to perform its obligations under the terms of the Agreements and, at the Closing, will have the requisite corporate power to sell the Shares. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Agreements has been taken. Each of the Agreements has been duly authorized, executed and delivered by the Company, and, upon due execution and delivery by the Investor, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

         3.3 CAPITALIZATION. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $.01, and 10,000,000 shares of Preferred Stock, par value $.01, of which 500,000 shares have been designated Series A Junior Participating Preferred Stock and 659,898 shares have been designated Series B Preferred Stock. As of the close of business on February 26, 1998, there were 32,222,497 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Other than, as of the close of business on February 26, 1998, (a) options to purchase 4,646,754 shares of Common Stock issued, and 152,392 shares of Common Stock available for future option grants, to certain employees, officers, directors, consultants and advisors of the Company, (b) 47,666 shares of Common Stock to be issued under the Company's Employee Stock Purchase Plan, (c) warrants to purchase 200,000 shares of Common Stock issued to certain investors, (d) those shares of Common Stock to be issued under the Company's Rights Agreement and (e) the rights to purchase equity securities of the Company granted to Investor under this Agreement, there are no subscriptions, options, warrants, rights or agreements (contingent or otherwise), including without limitation, conversion rights, preemptive rights, rights of first refusal or other rights or agreements, providing for the issuance by the Company of Common Stock or other equity securities of the Company. The Shares to be acquired by the Investor pursuant to Section 1.1 above (on an as-converted basis), together with the shares of Common Stock of the Company issued to the Investor pursuant to that certain Stock Purchase Agreement, dated as of September 18, 1997 (the "Prior Agreement"), will constitute (i) approximately 8.31% of the outstanding shares of Common Stock of the Company on an as-converted, undiluted basis, and (ii) approximately 7.30% of the outstanding Common Stock of the Company on an as-converted, fully diluted basis, assuming exercise of all outstanding rights, warrants and options to acquire Common Stock.

                                       2.
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         3.4 VALID ISSUANCE OF SHARES. The Shares when issued, sold and delivered in accordance with the terms hereof for the consideration set forth herein, will be duly and validly authorized and issued, fully paid and nonassessable, free of all taxes, liens and charges, and, based in part upon the representations of the Investor in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

         3.5 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by the Agreements, except for notices required or permitted to be filed with certain state and federal securities commissions after the Closing, which notices will be filed on a timely basis.

         3.6 SEC FILINGS. The Company has timely filed all reports, registration statements and other documents required to be filed by it (the "SEC Filings") under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). The SEC Filings were prepared in accordance and complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be. None of such forms, reports and statements, including, without limitation, any financial statements, exhibits and schedules included therein and documents incorporated therein by reference, at the time filed, declared effective or mailed, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent information contained in any of the SEC Filings has been revised, corrected or superseded by a later filing of any such form, report or document, none of the SEC Filings currently contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since September 30, 1997, (i) there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as a whole, or in the business, operations, or prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business, and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

         3.7 NO CONFLICT. The execution, delivery and performance by the Company of the Agreements do not and will not violate any provision of the Company's Certificate of Incorporation or By-laws, any provision of any order, writ, judgment, injunction, decree, determination or award to which the Company is a party or by which it is bound, or to the Company's knowledge, any law, rule or regulation (including, without limitation, the rules and regulations of the Securities and Exchange Commission (the "SEC") or any regulatory commission of any jurisdiction) currently in effect having applicability to the Company.

                                       3.
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         3.8 ABSENCE OF LITIGATION. Except as disclosed in the SEC Filings, there is no action, suit, proceeding or investigation (including any such matter related to the Company's intellectual property) pending or currently threatened against the Company or its properties before any court or governmental agency, which would, singly or in the aggregate, have a material adverse effect on the Company's business, operations or assets, taken as a whole (nor, to the best of the Company's knowledge, is there any basis therefor). There is no action, suit, proceeding or investigation which the Company currently intends to initiate.

         3.9 CONFIDENTIALITY. The Company hereby represents, warrants and covenants that it shall maintain in confidence, and shall not use or disclose without prior written consent of the Investor, the terms of this Agreement and any information identified in writing as confidential that is furnished to it by the Investor in connection with this Agreement. This obligation of confidentiality shall not apply, however, to any information (a) in the public domain through no unauthorized act or failure to act by the Company, (b) lawfully disclosed to the Company by a third party who possessed such information without any obligation of confidentiality, (c) lawfully developed by the Company independent of any disclosure by the Company as supported by the Investor's written records, or (d) required to be disclosed pursuant to applicable law, regulation or order or requirement of a court, administrative agency or other government body (including the securities laws of any applicable jurisdiction). The Company further covenants that it shall return to the Investor all tangible materials containing such information upon request by the Investor. The Company and the Investor acknowledge and agree that the Company will be required to disclose the issuance of the Shares contemplated by this Agreement pursuant to applicable securities laws and regulations.

4.       REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

         The Investor hereby makes the following representations and warranties to the Company as of the Effective Date and the Closing:

         4.1 AUTHORIZATION; DUE EXECUTION. The Investor has the requisite corporate power and authority to enter into the Agreements and to perform its obligations under the terms of the Agreements and, at the Closing, will have the requisite corporate power to purchase the Shares. All corporate action on the part of the Investor, its officers, directors and stockholders necessary for the authorization, execution and delivery of the Agreements has been taken. Each of the Agreements has been duly authorized, executed and delivered by the Investor, and, upon due execution and delivery by the Company, will be a valid and binding agreement of the Investor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by equitable principles.

         4.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with the Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor confirms, that the Shares to be purchased by such Investor will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same (subject to the disposition of the Investor's property being at all times within its control). By executing this Agreement, the Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

                                       4.
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         4.3 DISCLOSURE OF INFORMATION. The Investor has received all the information that it has requested and that it considers necessary or appropriate for deciding whether to enter into this Agreement and to purchase the Shares. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares.

         4.4 INVESTMENT EXPERIENCE. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. The Investor also represents it has not been organized solely for the purpose of acquiring the Shares.

         4.5 ACCREDITED INVESTOR. The Investor is an "accredited investor" as such term is defined in Rule 501 of the General Rules and Regulations prescribed by the SEC pursuant to the Securities Act.

         4.6 RESTRICTED SECURITIES. The Investor understands that (a) the Shares have not been, registered under the Securities Act by reason of a specific exemption therefrom, that such securities must be held by it indefinitely and that the Investor must, therefore, bear the economic risk of such investment indefinitely, unless in each case a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (b) each certificate representing the Shares will be endorsed with the following legend:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

and (c) the Company will instruct any transfer agent not to register the transfer of the Shares (or any portion thereof) unless the conditions specified in the foregoing legends are satisfied, until such time as a transfer is made, pursuant to the terms of this Agreement, and in compliance with Rule 144 or pursuant to a registration statement or, if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act or this Agreement.

         4.7 CONFIDENTIALITY. The Investor hereby represents, warrants and covenants that it shall maintain in confidence, and shall not use or disclose without prior written consent of the Company, the terms of this Agreement and any information identified in writing as confidential that is furnished to it by the Company in connection with this Agreement. This obligation of confidentiality shall not apply, however, to any information (a) in the public domain through no unauthorized act or failure to act by the Investor, (b) lawfully disclosed to such Investor by a third party who possessed such information without any obligation of confidentiality, (c) lawfully developed by such Investor independent of any disclosure by the Company as supported by the Investor's written records, or (d) required to be disclosed pursuant to applicable law, regulation or order or requirement of a court, administrative agency or other government body (including the securities laws of any applicable jurisdiction). The Investor further covenants that it shall return to the Company all tangible materials containing such information upon request by the Company. The Company and the Investor acknowledge and agree that the Investor will be required to disclose its investment in the Company and the terms of this Agreement pursuant to filing of a Form 13D with the SEC under the Exchange Act.

                                       5.
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5.       CONDITIONS OF THE INVESTOR'S OBLIGATIONS.

         The obligations of the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, any of which may be waived by the Investor (and which conditions shall be deemed to have been fulfilled or waived upon the occurrence of the Closing):

         5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of said date.

         5.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions in this Agreement, if any, that are required to be performed or complied with by it on or before the Closing.

         5.3 DELIVERY OF SHARES. The Company shall have tendered delivery of the Shares specified in Section 1.1 at the Closing.

         5.4 INVESTOR RIGHTS AGREEMENT. An Investor Rights Agreement substantially in the form attached hereto as Exhibit B shall have been executed and delivered by Epimmune and the Company.

         5.5 VOTING AGREEMENT. A Voting Agreement substantially in the form attached hereto as Exhibit C shall have been executed and delivered by Epimmune and the Company.

         5.6 FILING OF CERTIFICATE OF DESIGNATION. The Certificate of Designation of Series B Preferred Stock in the form attached hereto as Exhibit D shall have been filed with the Secretary of State of Delaware.

         5.7 LEGAL OPINION. An opinion of counsel to the Company in the form attached hereto as Exhibit E shall have been delivered to the Investor at the Closing.

         5.8 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor, and it shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

                                       6.
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6.       CONDITIONS OF THE COMPANY'S OBLIGATIONS.

         The obligations of the Company under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by such Investor, any of which may be waived by the Company (and which conditions shall be deemed to have been fulfilled or waived upon the occurrence of the Closing):

         6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor contained in Section 4 hereof shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of said dates.

         6.2 PERFORMANCE. The Investor shall have performed and complied with all agreements, obligations and conditions in this Agreement, if any, that are required to be performed or complied with by it on or before the Closing.

         6.3 PAYMENT OF PURCHASE PRICE. The Investor shall have tendered delivery of the purchase price for the Shares specified in Section 2.1 at the Closing.

         6.4 INVESTOR RIGHTS AGREEMENT. An Investor Rights Agreement substantially in the form attached hereto as Exhibit B shall have been executed and delivered by the Investor.

         6.5 VOTING AGREEMENT. A Voting Agreement substantially in the form attached hereto as Exhibit C shall have been executed and delivered by the Investor.

         6.6 FILING OF CERTIFICATE OF DESIGNATION. The Certificate of Designation of Series B Preferred Stock in the form attached hereto as Exhibit D shall have been filed with the Secretary of State of Delaware.

         6.7 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company, and it shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

7.       COVENANTS.

         7.1 DELIVERY OF FINANCIAL STATEMENTS. So long as the Investor (or any transferee pursuant to Section 10.5) holds the Shares, the Company shall deliver to the Investor (or any such transferee pursuant to Section 10.5) copies of its Forms 10-K and 10-Q as filed with the SEC, and other public announcements and releases made by the Company.

         7.2 STANDSTILL AGREEMENT. The Investor hereby covenants and agrees that, prior to December 31, 2000, it will not, nor will it permit any of its affiliates (including parents, subsidiaries or other related entities) to, purchase or otherwise acquire or offer or agree to acquire, directly or indirectly, beneficial ownership of any additional equity securities of the Company (or rights or options to purchase such securities) after the Closing in an amount that would cause the Investor to own, on a fully diluted basis, more than 19% of the outstanding shares of Common Stock of the Company, without the prior written consent of the Company; provided, however, that this clause shall not apply to any securities issued with respect to the Shares pursuant to a stock split, stock dividend, recapitalization or reclassification approved by a disinterested majority of the Company's Board of Directors.

                                       7.
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         7.3 "MARKET STAND-OFF" AGREEMENT. The Investor hereby agrees that during the period specified by the Company and an underwriter of Common Stock or other securities of the Company following the effective date of a Registration Statement of the Company filed under the Securities Act (which period shall not exceed 120 days), to the extent requested by the Company and such underwriter, it shall not, nor will it permit any of its affiliates (including parents, subsidiaries or other related entities) to, directly or indirectly sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any securities of the Company held by any of them during such period; provided, however, that any such request will be made no more frequently than once every eight months.

         7.4 REPORTING PERSON STATUS. For such period as the Investor or any transferee pursuant to Section 10.5 owns all or part of the Shares, the Company shall maintain its status as a reporting company under the Exchange Act and the registration of its Common Stock pursuant to Section 12 of such Act and shall timely file all forms, reports and documents required to be filed under the Exchange Act, so as to ensure satisfaction of the condition contained in Rule 144(c) under the Securities Act relating to availability of adequate current public information relating to the Company.

         7.5 USE OF PROCEEDS. The Company agrees to use the purchase price of the Shares paid pursuant to Section 1 hereof for the purpose of purchasing Series B-1 Preferred Stock of Epimmune (the "Series B-1 Preferred") in order to fund Epimmune.

8.       RIGHT OF FIRST REFUSAL.

         8.1 AMENDMENT AND RESTATEMENT OF SECTION 9 OF THE PRIOR AGREEMENT. The parties agree that this Section 8 shall supersede, amend and restate Section 9 of the Prior Agreement so that this Section 8 is the sole agreement with respect to the obligations and rights contained in this Section 8.

         8.2 SUBSEQUENT OFFERINGS. The Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section
8.7 hereof. The Investor's pro rata share is equal to the ratio of (a) the number of shares of Common Stock purchased pursuant to Sections 2.1 and 2.2 of the Prior Agreement, plus the number of Shares purchased pursuant to Section 1, plus the number of shares of Common Stock (and the number of shares of Common Stock issued or issuable upon the conversion of any Equity Securities) previously purchased pursuant to this Section 8, held by the Investor or any transferee pursuant to Section 11.5, to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon the conversion of any Equity Securities or upon exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option, warrant or other right to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security, or
(iv) any such warrant or right.

                                       8.
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         8.3 EXERCISE OF RIGHT OF FIRST REFUSAL. If the Company proposes to issue any Equity Securities, it shall give the Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. The Investor shall have forty five (45) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased; provided, however, if the Company reasonably requests in the Company's original notice that the Investor respond within thirty (30) days (due to timing considerations relating to the closing of the issuance of such Equity Securities), then the Investor shall be required to respond to such notice within thirty (30) days. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to the Investor if doing so would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale; provided, however, the Company agrees to use its reasonable best efforts to take whatever action may be necessary or appropriate to comply with applicable federal securities laws in connection with such offer or sale.

         8.4 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If the Investor fails to exercise in full the right of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Investor's right was not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Investor pursuant to Section 8.3 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 8.3, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Investor in the manner provided above.

         8.5 TERMINATION OF RIGHT OF FIRST REFUSAL. The right of first refusal established by this Section 8 shall terminate on the first to occur of (a) September 17, 2002, or (b) the first date on which the Investor sells, assigns or otherwise transfers any of the Shares, excluding, however, transfers pursuant to Section 11.5.

         8.6 NO TRANSFER OF RIGHT OF FIRST REFUSAL. The right of first refusal established by this Section 8 may not be assigned or transferred, except as otherwise provided in Section 11.5.

         8.7 EXCLUDED SECURITIES. The right of first refusal established by Sections 8.2, 8.3 and 8.4 shall have no application to any of the following Equity Securities:

             (a) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other compensatory arrangements that are approved by the Board of Directors;

                                       9.

             (b) stock issued pursuant to any rights, agreements, options or warrants outstanding as of the date of this Agreement, and stock issued pursuant to any rights, agreements, options or warrants granted after the date of this Agreement provided that the right of first refusal established by this Section 8 did not apply to the initial sale or grant by the Company of such rights, agreements, options or warrants;

             (c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination whereby the stockholders of the Company will own more than fifty percent (50%) of the voting power of the combined entity;

             (d) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

             (e) shares of Common Stock issued upon conversion of any Equity Securities;

             (f) any Equity Securities issued pursuant to any equipment leasing arrangement; and

             (g) shares of the Company's Common Stock or Preferred Stock issued in connection with strategic transactions involving the Company and any third party, including (i) joint ventures, manufacturing, marketing, corporate partnering or distribution arrangements, or (ii) technology transfer, research or development arrangements; provided that such strategic transactions and the issuance of shares therein, has been approved by the Company's Board of Directors.

         Notwithstanding the foregoing, during the term of the right of first refusal under this Section 8, if at any time or from time to time after the date of this Agreement the Company issues, pursuant to one or more transactions described in Sections 8.7(a) through (g), shares of its Common Stock (whether a new issuance of Common Stock, or Common Stock issued upon the exercise of an Equity Security, option, warrant or conversion or exchange right or other similar right), and if upon such issuance the number of shares of Common Stock purchased pursuant to Sections 2.1 and 2.2 of the Prior Agreement, plus the number of Shares (on an as-converted basis) purchased pursuant to Section 1 hereof, plus the number of shares of Common Stock (and the number of shares of Common Stock issued or issuable upon the conversion of any Equity Securities) previously purchased pursuant to this Section 8 (collectively, the "Investor Share Number"), in each case then held by the Investor or any transferee pursuant to Section 11.5 as a percentage of the outstanding Common Stock of the Company, is less than 95% of the Trigger Percentage (as defined below) (the date of the consummation of each issuance of Common Stock causing such occurrence being referred to herein as a "Trigger Date") as of such Trigger Date, the Investor shall have the right, effective as of the next February 28 or August 31 immediately following such Trigger Date (such date being referred to herein as a "Semi-Annual Exercise Date"), except as otherwise set forth in the first immediately following paragraph, to purchase from the Company a number of shares of Common Stock (the "Percentage Purchase Right") such that the sum of (a) the Investor Share Number, plus (b) the number of shares to be purchased by the Investor pursuant to the Percentage Purchase Right on such Semi-Annual Exercise Date as a percentage of the outstanding Common Stock of the Company, shall equal the Trigger Percentage as of such Semi-Annual Exercise Date. The "Trigger

                                       10.

Percentage" shall mean, as to any date, 8.38% subject to the following adjustments: in the case (i) the Company issues Common Stock after the date of this Agreement pursuant to the exercise of any option, warrant or conversion or exchange right outstanding as of the date of this Agreement (collectively, "Later Share Issuances"), or (ii) the Investor waives, or elects not to exercise, a right to purchase Common Stock or other Equity Securities under this
Section 8 (including Section 8.2 and this Section 8.7) (an "Unexercised Investor Right"), then the applicable Trigger Percentage, as of the date of determination, shall be adjusted to a percentage which equates to the quotient of (A) the Investor Share Number as of the date of determining such Trigger Percentage, divided by (B) the sum of 32,222,497, plus (x) the aggregate number of shares of Common Stock of the Company issued pursuant to Later Shares Issuances as of the date of determining such Trigger Percentage, plus (y) the aggregate number of shares of Common Stock of the Company issued in transactions involving an Unexercised Investor Right as of the date of determining such Trigger Percentage.

         The Investor shall have the right to waive its Percentage Purchase Right for any Semi-Annual Exercise Date by giving express written notice of such waiver to the Company not less than thirty (30) trading days prior to such Semi-Annual Exercise Date.

         The price per share of Common Stock of the Company to be purchased by the Investor pursuant to the Percentage Purchase Right shall be the fair market value per share of the Common Stock of the Company as of the applicable Semi-Annual Exercise Date, determined by averaging the per share closing prices on the Nasdaq Stock Market of the Common Stock of the Company for the ten (10) consecutive trading days immediately prior to such Semi-Annual Exercise Date (the "Market Valuation"). To the extent that the Company has outstanding or issues Equity Securities, options, warrants or purchase or subscription rights which convert into or can be exchanged for shares of Common Stock, the parties agree that a Trigger Date shall not have occurred with respect to such securities until such time as the Common Stock underlying such Equity Securities, options, warrants, rights or other securities is issued.

         If at any time or from time to time the Company issues additional shares of Common Stock which gives rise to the occurrence of a Trigger Date, it shall give the Investor written notice within ten (10) days after the next following Semi-Annual Exercise Date, which notice shall include the number of shares of Common Stock which are subject to the Percentage Purchase Right, the Market Valuation of such shares and sufficient information in order to reasonably substantiate the Market Valuation. Upon receipt of such notice, the Investor shall have forty-five (45) days to give written notice to the Company that it wishes to exercise its Percentage Purchase Right. The purchase and sale of shares of Common Stock pursuant to exercise of the Percentage Purchase Right shall occur within fifteen (15) days after such exercise pursuant to a stock purchase agreement containing terms and conditions substantially the same as those contained in this Agreement, with appropriate modifications to reflect the terms of such purchase and sale as contemplated by this Section 8.7 and appropriate updating of information. Notwithstanding the foregoing, the Company shall not be required to offer or sell such shares of Common Stock to the Investor if doing so would cause the Company to be in violation of applicable federal securities laws by virtue of such offer and sale, PROVIDED that the Company agrees to use reasonable best efforts to take whatever action may be necessary or appropriate to comply with such federal securities laws.

                                       11.

         Unless the Investor has timely and expressly waived its Percentage Purchase Right for any Semi-Annual Exercise Date as set forth above, by giving express written notice of such waiver to the Company not less than thirty (30) trading days prior to such Semi-Annual Exercise Date, the Investor hereby agrees that during the period of thirty (30) trading days prior to such Semi-Annual Exercise Date, it shall not, and will not permit any of its affiliates (including parents, subsidiaries or other related entities) to, directly or indirectly sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any securities of the Company held by any of them during such period.

9.       CONVERSION COVENANTS.

         9.1 OPTIONAL CONVERSION. The parties agree that, at the option of Searle, all of the Shares may be, in whole or in part, (i) exchanged with the Company at any time for 659,898 fully paid and nonassessable shares of Series B-1 Preferred (which shall concurrently be converted into Common Stock of Epimmune pursuant to the provisions of Epimmune's Restated Certificate of Incorporation) (the "Exchange Option"), (ii) converted at any time commencing three years after the Effective Date into shares of the Company's Common Stock in accordance with the Certificate of Designation of Series B Preferred Stock (the "Conversion Option"), or (iii) applied to the milestone payments due under the Collaboration Agreement for (a) the start of any Phase III clinical trial for a Product (as defined in the Collaboration Agreement), other than the first Phase III clinical trial for such Product, (b) upon submission of a new drug application or (c) Product launch (the "Milestone Option"); provided that in no event shall less than 50% of any such milestone payment be made in cash.

         9.2 AUTOMATIC CONVERSION. All of the Shares shall be exchanged pursuant to the Exchange Option, converted pursuant to the Conversion Option or applied to milestone payments pursuant to the Milestone Option upon the earlier to occur of (i) the first closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale by Epimmune of Common Stock to the public in which the Company receives gross proceeds of at least $15 million, or (ii) the first product approval arising under the Collaboration Agreement (the date of such event shall be referred to as the "Conversion Date"). The Company will provide (or will cause Epimmune to provide) to the Investor at least 30 days' prior written notice of the anticipated date of the applicable event described in (i) or (ii) of the preceding sentence (the "Conversion Notice"). As promptly as practicable (and in any event within 20 days) after the date of the Conversion Notice, the Investor shall provide written notice to the Company of its election of the Exchange Option, the Conversion Option or the Milestone Option. In the event that the Investor does not provide such written notice by the end of such 20-day period, the Investor will be deemed to have elected the Exchange Option for all of the Shares. The Company will cooperate in good faith in providing the Investor with such information as the Investor may reasonably require in determining which such option to elect.

         9.3 MECHANICS OF CONVERSION.

             (a) EXCHANGE OPTION. In the event that the Investor elects the Exchange Option, it shall surrender the certificate or certificates representing the Shares, duly endorsed, at the office of the Company or of any transfer agent for the Company's Preferred Stock, and shall give written notice to the Company

                                       12.

at such office that it elects to exchange the same pursuant to the Exchange Option. The Company shall, as soon as practicable thereafter, (i) deliver to Epimmune the certificate or certificates representing the Series B-1 Preferred held by the Company, (ii) request the conversion of the Series B-1 Preferred to Common Stock of Epimmune in accordance with the Restated Certificate of Incorporation of Epimmune and the transfer of such shares to the Investor, and
(iii) upon receipt of the certificate or certificates representing the converted shares, registered in such names as specified by the Investor, present such certificate or certificates to the Investor. Such exchange shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Shares to be exchanged, and the person or persons entitled to receive the shares of Common Stock of Epimmune issuable upon such exchange shall be treated for all purposes as the record holder of such shares of Common Stock on such date (except that under the circumstances described in Section 9.2, such exchange shall be deemed to have been made immediately prior to the event described in (i) or (ii) of Section 9.2).

             (b) CONVERSION OPTION. In the event that the Investor elects the Conversion Option, it shall surrender the certificate or certificates representing the Shares, duly endorsed, at the office of the Company or of any transfer agent for the Company's Preferred Stock, and shall give written notice to the Company at such office that it elects to convert the same pursuant to the Conversion Option. The Company shall, as soon as practicable thereafter, issue and deliver to the Investor a certificate or certificates, registered in such names as specified by the Investor, for the number of whole shares of Common Stock to which such holder shall be entitled as aforesaid, and a check payable to the holder in the amount of any amounts payable for any declared and unpaid dividends on the converted Shares. No fractional shares of Common Stock shall be issued upon conversion of the Shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Shares to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date (except that under the circumstances described Section 9.2, such conversion shall be deemed to have been made immediately prior to the event described in (i) or (ii) of Section 9.2).

             (c) MILESTONE OPTION. In the event that the Investor elects the Milestone Option, it shall surrender the certificate or certificates representing the Shares, duly endorsed, at the office of the Company or of any transfer agent for the Company's Preferred Stock, and shall give written notice to the Company at such office of the milestone payments to which it elects to apply the same pursuant to the Milestone Option. The Company shall, as soon as practicable thereafter, surrender to Epimmune for cancellation the certificate or certificates representing a number of shares of Series B-1 Preferred held by the Company equal to the number of Shares applied toward milestone payments pursuant to the Milestone Option. Such payment shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Shares to be applied toward milestone payments pursuant to the Milestone Option (except that under the circumstances described in Section 9.2, such payment shall be deemed to have been made immediately prior to the event described in
(i) or (ii) of Section 9.2). All Shares shall be deemed cancelled as of such date.

                                       13.

             (d) COMBINATION OF CONVERSION FEATURES. The Investor may elect a combination of conversion mechanisms pursuant to Section 9.1 and 9.2 and shall include information regarding the number of Shares with respect to which it elects the Exchange Option, the Conversion Option and/or the Milestone Option in any notice provided to the Company under this Section 9. In such event, the procedures set forth in Sections 9.3(a), (b) and (c) shall be applied to the appropriate number of Shares, as applicable.

10.      INDEMNIFICATION.

         10.1 INDEMNIFICATION OF THE INVESTOR. The Company agrees to indemnify and hold harmless the Investor and its permitted successors and assigns from and against any and all (i) liabilities, losses, costs or damages ("Loss") and (ii) reasonable attorneys' and accountants' fees and expenses, court costs and all other reasonable out-of-pocket expenses ("Expense") incurred by the Investor or its permitted successors and assigns arising from (A) any breach or failure to perform by the Company of any of its covenants or agreements contained in this Agreement; or (B) any breach of any warranty or the inaccuracy of any representation of the Company contained in this Agreement.

         10.2 NOTICE OF CLAIMS BY THE INVESTOR. If any person indemnified under
Section 10.1 hereof believes it has suffered or incurred any Loss or incurred any Expense as to which it is entitled to indemnification under Section 10.1 hereof, such person shall so notify the Company promptly in writing describing such Loss or Expense, the amount thereof, if known, and the method of computation of such Loss or Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement, or any agreement or instrument contemplated hereby, or any certificate delivered pursuant hereto or thereto in respect of which such Loss or Expense shall have occurred; and if any action at law or suit in equity is instituted by or against a third party with respect to which any such indemnified person intends to claim any Loss or Expense under Section 10.1, such indemnified person shall promptly notify the indemnifying party of such action or suit; provided that failure to give such notice shall not abrogate or diminish the Company's obligations under Section
10.1 if the Company has or receives timely actual knowledge of the existence of any such claim by any other means or except to the extent such failure prejudices the Company.

         10.3 INDEMNIFICATION OF THE COMPANY. The Investor agrees to indemnify and hold harmless the Company and its permitted successors and assigns from and against any and all Loss and Expense incurred by the Company and its permitted successors and assigns arising from (i) any breach or failure to perform by the Investor of any of its covenants or agreements contained in this Agreement; or
(ii) any breach of any warranty or the inaccuracy of any representation of the Investor contained in this Agreement.

         10.4 NOTICE OF CLAIMS BY THE COMPANY. If any person indemnified under
Section 10.3 believes that it has suffered or incurred any Loss or incurred any Expense as to which it is entitled to indemnification under Section 10.3, such person shall so notify the Investor or person responsible for such indemnification promptly in writing describing such Loss or Expense, the amount thereof, if known, and the method of computation of such Loss or Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement, or any agreement or instrument contemplated hereby, or any

                                       14.

certificate delivered pursuant hereto or thereto in respect of which such Loss or Expense shall have occurred; and if any action at law or suit in equity is instituted by or against a third party with respect to which any such indemnified party intends to claim any Loss or Expense under Section 10.3, such indemnified party shall promptly notify the indemnifying party of such action or suit; provided that failure to give such notice shall not abrogate or diminish the Investor's obligations under Section 10.3 if the Investor has or receives timely actual knowledge of the existence of any such claim by any other means or except to the extent such failure prejudices the Investor.

         10.5 THIRD PARTY CLAIMS. The indemnifying party shall have the right to participate in, and, to the extent the it so desires, jointly with any other indemnitor similarly noticed, to assume the defense of any third party claim, demand, action or other proceeding with counsel selected by the indemnifying party; provided, however, that the indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between the indemnified party and any other party represented by such counsel in such proceedings. So long as the indemnifying party has received notice of any third party claim, demand, action or proceeding for which any indemnified party intends to claim any Loss or Expense, and within a reasonable period thereafter the indemnifying party has assumed the defense thereof, the indemnity obligations under this Section 10 shall not apply to amounts paid in settlement of such third party claim, demand, action or proceeding if such settlement is effected without the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. The indemnifying party may not settle or otherwise consent to an adverse judgment in any such third party claim, demand, action or proceeding action that diminishes the rights or interests of the indemnified party without the prior express written consent of the indemnified party. The indemnified party, its employees and agents, shall cooperate reasonably with the indemnifying party and its legal representatives in the investigation of any third party claim, demand, action or proceeding covered by this Section 10.

11.      MISCELLANEOUS.

         11.1 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         11.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California, as applied to contracts executed and performed entirely within the State of California, without regard to conflicts of laws rules.

         11.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                       15.

         11.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         11.5 ASSIGNMENT. This Agreement may not be assigned or otherwise transferred, nor, except as expressly provided hereunder, may any right or obligations hereunder be assigned or transferred, by either party without the written consent of the other party; provided, however, that either the Company or the Investor may, without such consent, assign this Agreement and its rights and obligations hereunder (a) in connection with the transfer or sale of all or substantially all of its business, if such assets include substantially all of the assets relating to its performance of its respective obligations hereunder or (b) in the event of its merger or consolidation with another company at any time during the term of this Agreement. Any purported assignment in violation of the preceding sentence shall be void. Any other permitted assignee shall also assume all obligations of its assignor under this Agreement.

         11.6 NOTICES. Any notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or courier, postage prepaid, addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

The Company:                        Cytel Corporation
                                    3525 John Hopkins Court
                                    San Diego, California 92121
                                    Attention: President
                                    Tel: (619) 552-3000 Fax: (619) 552-8801

with a copy to:                     Cooley Godward LLP
                                    4365 Executive Drive, Suite 1100
                                    San Diego, California 92121
                                    Attention: Frederick T. Muto, Esq.
                                    Tel:  (619) 550-6000
                                    Fax:  (619) 453-3555

The Investor:                       G.D. Searle & Co.
                                    P.O. Box 5110
                                    Chicago, Illinois 60680-5110
                                    Attention: Vice President, Business
                                               Development
                                    Tel: (847) 982-7000
                                    Fax:  (847) 470-1480

with a copy to:                     G.D. Searle & Co.
                                    P.O. Box 5110
                                    Chicago, Illinois 60680-5110
                                    Attention: General Counsel
                                    Tel:  (847) 982-7000
                                    Fax:  (847) 967-2045

                                       16.

         11.7 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. The Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

         11.8 EXPENSES. Irrespective of whether the Closing is effected, each party shall bear its own costs with respect to the negotiation, execution, delivery and performance of this Agreement.

         11.9 AMENDMENTS AND WAIVERS. Except as specified in this Section 11.9, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investor.

         11.10 SEVERABILITY. If one or more provisions of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         11.11 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof.

         11.12 FURTHER ASSURANCES. Each party hereto agrees to do such further actions and things, and to execute and deliver such additional agreements and instruments, as either party may reasonably request of the other to effectuate the transactions contemplated by this Agreement.

                                       17.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
                                      CYTEL CORPORATION

                                      By /s/ Virgil Thompson
                                         --------------------------------------
                                      Title President & CEO
                                           ------------------------------------

                                      G.D. SEARLE & CO.

                                      By
                                        ---------------------------------------
                                      Title Chairman and CEO
                                           ------------------------------------

                                   EXHIBIT A

                                   EXHIBIT A

            SCHEDULE OF EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

This Schedule of Exceptions is made and given pursuant to Section 3 of the Stock Purchase Agreement dated as of February 27, 1998 between Cytel Corporation ("Cytel") and G.D. Searle and Co.

3.3  CAPITALIZATION.
     ---------------

       The Company recently entered a Non-Exclusive Sublicense and License Agreement (the "Agreement") with Glycomed Incorporated ("Glycomed"), a wholly-owned subsidiary of Ligand Pharmaceuticals, Inc. Pursuant to the terms of the Agreement, Cytel is obligated to issue 591,327 shares of restricted Common Stock to Glycomed. Cytel will also pay Glycomed milestone payments of $1.5 million upon the first new drug application filing and $3.5 million upon the first FDA approval of each licensed product. Such milestone payments may be made, at Cytel's option, in Common Stock of Cytel.

                                   EXHIBIT B

                                  EPIMMUNE INC.

                            INVESTOR RIGHTS AGREEMENT

         This INVESTOR RIGHTS AGREEMENT (the "Investor Rights Agreement") is entered into as of the 27th day of February, 1998, by and among EPIMMUNE INC., a Delaware corporation (the "Company"), G.D. SEARLE & CO., a Delaware corporation ("Searle"), CYTEL CORPORATION, a Delaware corporation ("Cytel") (collectively, Searle and Cytel shall be referred to as the "Investors").

                                    RECITALS

         WHEREAS, the Company proposes to sell and issue 1,032,149 shares of its Series B Preferred Stock, $0.001 par value (the "Series B Preferred"), to Searle pursuant to the Series B Preferred Stock Purchase Agreement of even date herewith (the "Series B Stock Purchase Agreement");

         WHEREAS, the Company proposes to sell and issue 659,898 shares of its Series B-1 Preferred Stock, $0.001 par value (the "Series B-1 Preferred"), to Cytel pursuant to the Series B-1 Preferred Stock Purchase Agreement of even date herewith (the "Series B-1 Stock Purchase Agreement");

         WHEREAS, as a condition of entering into the Series B Stock Purchase Agreement and the Series B-1 Stock Purchase Agreement, the Investors requested that the Company extend to it registration rights and other rights as set forth below; and

         WHEREAS, this Investor Rights Agreement shall be effective only upon the closing of the Series B Stock Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Series B Stock Purchase Agreement and the Series B-1 Stock Purchase Agreement, the parties mutually agree as follows:

1.       GENERAL.

         1.1 DEFINITIONS. As used in this Investor Rights Agreement the following terms shall have the following respective meanings:

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.8 hereof.

                  "INITIAL OFFERING" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act in which the Company receives gross proceeds of at least $15 million.

                                       1.

                  "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  "REGISTRABLE SECURITIES" means (i) Common Stock of the Company issued or issuable upon conversion of the Shares; and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

                  "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 2.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed twenty-five thousand dollars ($25,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

                  "SHARES" shall mean the Company's Series B Preferred and Series B-1 Preferred.

                  "SEC" or "COMMISSION" means the Securities and Exchange Commission.

2.       RESTRICTIONS ON TRANSFER; REGISTRATION.

         2.1 RESTRICTIONS ON TRANSFER.

             (a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

                 (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                 (ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the

                                       2.

Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                 (iii) Notwithstanding the provisions of paragraphs (a)(i) and
(a)(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its stockholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or trust for the benefit of an individual Holder, provided the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

             (b) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement or any other applicable agreement or instrument):

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

             (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

             (d) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

         2.2 "PIGGY-BACK" REGISTRATIONS. In the event that shares of the Company's equity securities held by any selling stockholder are included in a registration statement under the Securities Act for purposes of the Company's Initial Offering, the Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to the filing of such registration statement and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder on a pro rata basis with the securities of such other selling stockholders to be included in the Registration Statement. Each Holder desiring to include in any such registration statement all or any part of the Registrable

                                       3.

Securities held by it shall, within twenty (20) days after the above-described notice from the Company, so notify the Company in writing.

             (a) UNDERWRITING. If the registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this
Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; and second, to any stockholder of the Company (including the Holders) on a pro rata basis based on the total number of Registrable Securities held by the Holders and securities held by such other stockholders; provided that no such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting.

             (b) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.3 hereof.

         2.3 EXPENSES OF REGISTRATION. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration under
Section 2.2 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered.

         2.4 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

             (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

             (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                                       4.

             (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

             (d) Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

             (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

             (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

             (g) Furnish, at the request of a majority of the Holders participating in the registration, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any.

         2.5 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted to a Holder under this Section 2 shall terminate and be of no further force and effect upon completion of the distribution of the Company's Common Stock in the Company's Initial Offering.

         2.6 FURNISHING INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

                                       5.

         2.7 INDEMNIFICATION In the event any Registrable Securities are included in a registration statement under Section 2.2:

             (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers, directors and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

             (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, and legal counsel and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in

                                       6.

connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this
Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.7 exceed the proceeds from the offering received by such Holder.

             (c) Promptly after receipt by an indemnified party under this
Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

             (d) If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

             (e) The obligations of the Company and Holders under this Section
2.7 shall survive completion of any offering of Registrable Securities in a registration statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                                       7.

         2.8 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (i) is a subsidiary, affiliate, parent, general partner, limited partner or retired partner of a Holder, or (ii) is a Holder's family member, a trust for the benefit of an individual Holder or such Holder's family members or a partnership or other entity all of whose beneficial ownership is held by the Holder or such Holder's family members; provided, however, (A) the transferor shall, within ten
(10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (B) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

         2.9 LIMITATION ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder unless the Company also grants such registration rights to the Holders.

         2.10 "MARKET STAND-OFF" AGREEMENT. If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act, provided that the Company, all officers and directors of the Company and any other selling stockholders enter into similar agreements (subject to customary exceptions).

         The obligations described in this Section 2.10 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

         2.11 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

             (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

             (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

                                       8.

             (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

3.       CONVENANTS OF THE COMPANY

         3.1 FINANCIAL INFORMATION AND REPORTING.

             (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, the Company will furnish to Searle a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by (i) a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors and reasonably acceptable to Searle, and
(ii) a certificate executed by an officer of the Company certifying that the terms of the Series B Preferred and the terms of all other material agreements between Searle and the Company, other than that certain License and Collaboration Agreement dated as of February 27, 1998 (the "Collaboration Agreement") between the Company and Searle and any other agreements entered between the Company and Searle in connection with the Collaboration Agreement, have been complied with.

             (b) So long as Searle shall own not less than 5% of the Company's outstanding capital stock, the Company will furnish Searle prior to the beginning of each fiscal year a budget on a monthly basis for such fiscal year (and as soon as available, any subsequent revisions thereto);

             (c) The Company will furnish to Searle promptly after distribution (and in any event within 10 days after distribution) other reports of the Company that are publicly distributed, including written communications made generally available to the Company's Stockholders or the financial community.

             (d) The Company will furnish to each member of the Company's Board of Directors, as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income of the Company for such month and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

         3.2 INSPECTION RIGHTS. Searle shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss

                                       9.

the affairs, finances and accounts of the Company or any of its subsidiaries with its directors, officers, employees and independent public accountants, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested.

         3.3 SEARLE APPROVAL. The Company shall not without the prior written consent of Searle enter into any agreement which by its terms restricts the Company's performance of the terms of the Series B Preferred Stock, the Series B Stock Purchase Agreement or this Investor Rights Agreement.

         3.4 INSIDER TRANSACTIONS. The Company shall not without the approval of a majority of the Board of Directors, with all non-interested Directors voting and the approval of the Director designated by Searle (the "Designated Director"), authorize or enter into any transactions with any director or management employee, or such director's or employee's immediate family, other than indemnification and employment related transactions on customary terms.

         3.5 DIRECTORS' FEES AND EXPENSES. For so long as Searle is entitled to designate a representative to the Company's Board of Directors, the Company covenants to (i) reimburse the Designated Director for all reasonable costs associated with attending meetings of the Board of Directors, and (ii) pay the Designated Director any compensation paid to other members of the Company's Board of Directors in connection with the performance of their duties as a Director.

         3.6 CONFIDENTIALITY OF RECORDS. Searle agrees to keep confidential, and to use its best efforts to insure that its authorized representatives keep confidential, any information furnished or made available to it hereunder in accordance with Section 3.7 of the Series B Stock Purchase Agreement.

         3.7 BY-LAWS. The Company shall not, without prior written consent of Searle, take any action to amend the By-laws of the Company to (i) change the designated number of directors from five members or (ii) amend Section 22(b) of
Article IV of such By-laws.

         3.8 TERMINATION OF COVENANTS. The covenants of the Company set forth in Sections 3.1(a) and (b), 3.2, 3.3 and 3.7 of this Agreement shall expire and terminate on the earlier of (i) the effective date of the registration statement pertaining to the Initial Offering, or (ii) the date on which Searle shall own less than 5% of the Company's outstanding capital stock determined on a fully-diluted, as-converted basis. The covenants of the Company set forth in Sections 3.1(c) and (d) and 3.4 of this Agreement shall expire and terminate on the date on which Searle shall own less than 5% of the Company's outstanding capital stock.

4.       RIGHT OF FIRST REFUSAL.

         4.1 SUBSEQUENT OFFERINGS. Searle shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Searle's pro rata share is equal to the ratio of (a) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) which Searle is deemed to hold immediately prior to the issuance of such Equity Securities to (b) the total number of shares of

                                       10.

the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

         4.2 EXERCISE OF RIGHT. If the Company proposes to issue any Equity Securities, it shall give Searle written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Searle shall have forty-five (45) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased; provided, however, if the Company reasonably requests in the Company's original notice that Searle respond within thirty (30) days (due to timing considerations relating to the closing of the issuance of such Equity Securities), then Searle shall be required to respond to such notice within thirty (30) days. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to Searle if such offer or sale would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale; provided, however, the Company agrees to use its reasonable best efforts to take whatever action may be necessary or appropriate to comply with applicable Federal Securities laws in connection with such offer or sale.

         4.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If Searle does not elect to purchase its pro rata share of the Equity Securities, then the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which Searle's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to Searle pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to Searle in the manner provided above.

         4.4 TERMINATION OF RIGHT OF FIRST REFUSAL. The right of first refusal established by this Section 4 shall terminate on the first to occur of (i) the effective date of the registration statement pertaining to the Company's Initial Offering or (ii) the first date on which Searle sells, assigns or otherwise transfers any of the Shares (other than to a subsidiary, affiliate or parent or in connection with an assignment as provided in Section 7.5 of the Series B Purchase Agreement or Section 7.5 of the Series B-1 Purchase Agreement, as applicable). The right of first refusal shall not apply to the Company's Initial Offering.

         4.5 TRANSFER OF RIGHT OF FIRST REFUSAL. The right of first refusal of the Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.8.

                                       11.

         4.6 EXCLUDED SECURITIES. The right of first refusal established by this
Section 4 shall have no application to any of the following Equity Securities:

             (a) shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

             (b) stock issued pursuant to any rights, agreements, options or warrants outstanding as of the date of this Agreement and stock issued pursuant to any rights, agreements, options or warrants granted after the date of this Agreement, provided that the rights of first refusal established by this Section 4 applied with respect to the initial sale or grant by the Company of such rights, agreements, options or warrants;

             (c) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination whereby the stockholders of the Company will own more than fifty percent (50%) of the voting power of the combined entity;

             (d) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;

             (e) shares of Common Stock issued upon conversion of the Shares or the Series A Preferred Stock;

             (f) any Equity Securities issued pursuant to any equipment leasing arrangement; and

             (g) shares of the Company's Common Stock or Preferred Stock issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing, corporate partnering or distribution arrangements or (ii) technology transfer, research or development arrangements; provided that such strategic transactions and the issuance of shares therein, has been approved by the Company's Board of Directors.

5.       MISCELLANEOUS.

         5.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California, as applied to contracts executed and performed entirely within the State of California, without regard to conflicts of laws rules.

         5.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

                                       12.

         5.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

         5.4 SEVERABILITY. If one or more provisions of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         5.5 AMENDMENT AND WAIVER.

             (a) Except as otherwise expressly provided, any provision of this Agreement (other than Sections 3 and 4) may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only upon the written consent of the Company and the Holders of at least a majority of the Registrable Securities. Any amendment or waiver of any provisions of this Agreement (other than Sections 3 and 4) effected in accordance with this Agreement shall be binding upon each Holder and the Company. By acceptance of any benefits under this Agreement, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

             (b) Except as otherwise expressly provided, any provision of
Section 3 and 4 of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only upon the written consent of the Company and Searle.

         5.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

         5.7 NOTICES. Any notice or report required or permitted to be given or made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or courier, postage prepaid, addressed to such other party at its address indicated below, or to such other address as the

                                       13.

addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

THE COMPANY:                        Epimmune Inc.
                                    6555 Nancy Ridge Drive, Suite 200
                                    San Diego, California 92121
                                    Attention: President
                                    Tel: (619) 404-7171 Fax: (619) 404-7177

with a copy to:                     Cooley Godward LLP
                                    4365 Executive Drive, Suite 1100
                                    San Diego, California 92121
                                    Attention: Frederick T. Muto, Esq.
                                    Tel:  (619) 550-6000
                                    Fax:  (619) 453-3555

SEARLE:                             G.D. Searle & Co.
                                    P.O. Box 5110
                                    Chicago, Illinois 60680-5110
                                    Attention: Vice President, Business
                                               Development
                                    Tel: (847) 982-7000
                                    Fax: (847) 470-1480

with a copy to:                     G.D. Searle & Co.
                                    P.O. Box 5110
                                    Chicago, Illinois 60680-5110
                                    Attention: General Counsel
                                    Tel:  (847) 982-7000
                                    Fax:  (847) 967-2045

CYTEL:                              Cytel Corporation
                                    3525 John Hopkins Court
                                    San Diego, California  92121
                                    Attention:  President
                                    Tel:  (619) 552-3000
                                    Fax:  (619) 552-8801

with a copy to:                     Cooley Godward LLP
                                    4365 Executive Drive, Suite 1100
                                    San Diego, California 92121
                                    Attention: Frederick T. Muto, Esq.
                                    Tel:  (619) 550-6000
                                    Fax:  (619) 453-3555

         5.8 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                                       14.

         5.9 PRONOUNS. All pronouns contained herein and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require.

         5.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                       15.

         IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date set forth in the first paragraph hereof.

COMPANY:                                      INVESTORS:

EPIMMUNE INC.                                 G.D. SEARLE & CO.

By:                                           By:
   --------------------------------              -------------------------------
Title:                                        Title:
      -----------------------------                 ----------------------------

                                              CYTEL CORPORATION

                                              By:
                                                 -------------------------------
                                              Title:
                                                    ----------------------------

                                   EXHIBIT C

                                  EPIMMUNE INC.

                                VOTING AGREEMENT

         THIS VOTING AGREEMENT (the "Agreement") is made and entered into this 27th day of February, 1998, by and among Epimmune Inc., a Delaware corporation (the Company"), Cytel Corporation, a Delaware corporation (the "Key Stockholder"), and G.D. Searle & Co., a Delaware corporation (the "Investor").

                                   WITNESSETH:

         WHEREAS, the Key Stockholder is the beneficial owner of an aggregate of Six Million (6,000,000) shares of the Series A Preferred Stock (the "Series A Preferred") of the Company;

         WHEREAS, the Company proposes to sell shares (the "Investor Shares") of its Series B Preferred Stock (the "Series B Preferred") to the Investor pursuant to the Series B Preferred Stock Purchase Agreement (the "Series B Stock Purchase Agreement") of even date herewith;

         WHEREAS, the Company proposes to sell shares of its Series B-1 Preferred Stock (the "Series B-1 Preferred"), to the Key Stockholder pursuant to the Series B-1 Preferred Stock Purchase Agreement (the "Series B-1 Stock Purchase Agreement") of even date herewith (collectively, the sale of Series B and Series B-1 Preferred Stock shall be referred to as the "Financing");

         WHEREAS, in connection with the consummation of the Financing, the Key Stockholder has agreed to provide for the future voting of its shares of the Company's capital stock as set forth below; and

         WHEREAS, this Agreement shall be effective only upon the closing of the Series B Stock Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       VOTING.

         1.1 SHARES. The Key Stockholder agrees to hold all shares of voting capital stock of the Company (including but not limited to all shares of Common Stock issued upon conversion of the Company's Series A Preferred and Series B-1 Preferred) registered in its name or beneficially owned by it as of the date hereof (and any and all other securities of the Company legally or beneficially acquired by the Key Stockholder after the date hereof) (hereinafter collectively referred to as the "Shares") subject to, and to vote the Shares in accordance with, the provisions of this Agreement.

         1.2 ELECTION OF DIRECTOR. On all matters relating to the election of directors of the Company, the Key Stockholder agrees to vote all Shares held by it (or the holders thereof shall consent pursuant to an action by written

                                       1.

consent of the stockholders) so as to elect to the Company's Board of Directors one (1) individual nominated by the holders of a majority in interest of the Investor Shares. On all matters relating to the election of directors of the Company, the Investor agrees to vote all Investor Shares held by it (or the holders thereof shall consent pursuant to an action by written consent of the stockholders) so as to elect to the Company's Board of Directors one (1) individual nominated by the holders of a majority in interest of the Investor Shares. Any vote taken to remove any director elected pursuant to this Section 1.2, or to fill any vacancy created by the resignation of a director elected pursuant to this Section 1.2, shall also be subject to the provisions of this
Section 1.2.

         1.3 LEGEND.

             (a) Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed, on certificates representing the Shares, the following restrictive legend (the "Legend"):

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS."

             (b) The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Shares theretofore represented by a certificate carrying the Legend.

         1.4 SUCCESSORS. The provisions of this Agreement shall be binding upon the successors in interest to any of the Shares. The Company shall not permit the transfer of any of the Shares on its books or issue a new certificate representing any of the Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were a Key Stockholder or Investor, as applicable; provided that this provision shall not apply to the extent of any sale or transfer of the Shares to the Investor.

         1.5 OTHER RIGHTS. Except as provided by this Agreement, the Key Stockholder and Investor shall exercise the full rights of a stockholder with respect to the Shares.

                                       2.

2.       TERMINATION

         2.1 This Agreement shall continue in full force and effect from the date hereof through (i) the date that all of the Shares are sold or otherwise transferred to the Investor, or (ii) the later of the following dates, on which it shall terminate in its entirety:

             (a) two (2) years from the date of the closing of a firm commitment underwritten public offering of the Company's Common Stock pursuant to a registration statement filed with, and declared effective under, the Securities Act of 1933, as amended, in which the Company receives gross proceeds of at least $15 million; or

             (b) at such time as the Investor holds less than five percent (5%) of the total shares of Common Stock and Preferred Stock outstanding of the Company on a fully-diluted, as-converted basis.

3.       MISCELLANEOUS

         3.1 OWNERSHIP. The Key Stockholder represents and warrants to the Investor that (a) it now owns the Shares, free and clear of liens or encumbrances, and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) it has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, the Key Stockholder enforceable in accordance with its terms.

         3.2 FURTHER ACTION. If and whenever the Shares are sold, the Key Stockholder or the personal representative of the Key Stockholder shall do all things and execute and deliver all documents and make all transfers, and cause any transferee of the Shares to do all things and execute and deliver all documents, as may be necessary to consummate such sale consistent with this Agreement.

         3.3 SPECIFIC PERFORMANCE. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

         3.4 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California, as applied to contracts executed and performed entirely within the State of California, without regard to conflicts of laws rules.

         3.5 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the parties hereto.

                                       3.

         3.6 SEVERABILITY. If one or more provisions of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         3.7 SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         3.8 ADDITIONAL SHARES. In the event that subsequent to the date of this Agreement any shares or other securities (other than any shares or securities of another corporation issued to the Company's stockholders pursuant to a plan of merger) are issued on, or in exchange for, any of the Shares by reason of any stock dividend, stock split, consolidation of shares, reclassification or consolidation involving the Company, such shares or securities shall be deemed to be Shares for purposes of this Agreement.

         3.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         3.10 ENTIRE AGREEMENT. This Agreement, along with the Series B Stock Purchase Agreement and each of the Exhibits thereto and the Series B-1 Stock Purchase Agreement and each of the Exhibits thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.



                     [THIS SPACE INTENTIONALLY LEFT BLANK]




                                       4.

         IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date first above written.

COMPANY:                                     INVESTOR:

EPIMMUNE INC.                                G. D. SEARLE & CO.

By:                                          By:
   --------------------------------------       --------------------------------
    President                                Title:
                                                   -----------------------------

KEY STOCKHOLDER:

CYTEL CORPORATION

By:
   ---------------------------------------
Title:
      ------------------------------------

                                   EXHIBIT D

                           CERTIFICATE OF DESIGNATION
                                     OF THE
                      SERIES B CONVERTIBLE PREFERRED STOCK
                           (PAR VALUE $.001 PER SHARE)
                                       OF
                                CYTEL CORPORATION
                                 ---------------

                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE
                                 ---------------

         CYTEL CORPORATION, a company organized and existing under the General Corporation Law of the State of Delaware (the "Company"), in accordance with the provisions of Section 103 thereof, and pursuant to Section 151 thereof, DOES HEREBY CERTIFY:

         That the Certificate of Incorporation of the Company (the "Certificate of Incorporation") authorizes the creation of up to 10,000,000 shares of the Company's preferred stock, par value $.001 per share (such preferred stock, together with all other preferred stock of the Company the creation of which is in the future authorized by the Certificate of Incorporation, referred to herein as the "Preferred Stock"); and

         That pursuant to the authority conferred upon the Board of Directors (the "Board") by the Certificate of Incorporation of the Company, the Board on February 20, 1998, approved the creation, issuance and the voting powers of shares of Preferred Stock to be issued in one Series and adopted the following resolution creating a series of 659,898 shares of Preferred Stock designated as set forth below:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board by provisions of the Certificate of Incorporation of the Company and the General Corporation Law of the State of Delaware, the issuance of a series of Preferred Stock, which shall consist of 659,898 shares of the 10,000,000 shares of Preferred Stock which the Company now has authority to issue, be, and the same hereby is, authorized, and the Board hereby fixes the powers, designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Certificate of Incorporation which may be applicable to the Preferred Stock) authorized by this resolution as follows:

SECTION 1. DESIGNATION OF SERIES B PREFERRED STOCK. The designation of such series of Preferred Stock authorized by this resolution shall be Series B Convertible Preferred Stock (the "Series B Preferred"). The Series B Preferred is issuable solely in whole shares that shall entitle the holder thereof to exercise the voting rights, to participate in the distributions and to have the benefit of all other rights of holders of Series B Preferred, as set forth herein and in the Certificate of Incorporation.

SECTION 2. DIVIDEND RIGHTS OF SERIES B PREFERRED. So long as any shares of Series B Preferred shall be outstanding, no dividend, whether in cash or property, shall be paid or declared nor shall any other distribution be made, on any Common Stock (other than any dividend or distribution payable solely in Common Stock of the Company), unless a dividend is paid with respect to all outstanding shares of Series B Preferred in an amount per share (on an as-if-converted to Common Stock basis) equal to the amount paid or set aside for each share of Common Stock.

SECTION 3. LIQUIDATION PREFERENCE.

       (a) SERIES B PREFERRED. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series B Preferred then outstanding shall be entitled to be paid, pro rata, out of the assets of the Company available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of any other class or series of stock ranking junior to the Series B Preferred, an amount equal to $5.91 per share (the "Series B Original Issue Price") (as adjusted for any combinations, consolidations, stock distributions, stock dividends or other recapitalizations with respect to such shares) plus any declared but unpaid dividends on such shares; provided that the total amounts to which the holders of Series B Preferred are entitled under this provision shall not exceed the value of the outstanding securities of Epimmune Inc.("Epimmune") then owned by the Company. If, upon liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of the Series B Preferred the full amounts to which they shall be entitled as set forth above, then the entire assets of the Company legally available for distribution shall be distributed pro rata among the holders of the Series B Preferred in proportion to the preferential amount each such holder would otherwise be entitled to receive. After setting apart or paying in full the preferential amounts due the holders of the Series B Preferred, the holders of the Series B Preferred will not be entitled to any further participation in any distribution of the assets of the Company, and the entire remaining assets of the Company legally available for distribution, if any, shall be distributed among the holders of Common Stock in proportion to the shares of Common Stock then held by them.

       (b) MERGERS, CONSOLIDATIONS NOT DEEMED LIQUIDATIONS. The merger or consolidation of the Company into or with another company in which the Company is not the surviving entity or in which the stockholders of this Company immediately prior to such event shall own less than a majority of the voting securities of the surviving company, or the sale, transfer, or lease (but not including a transfer or lease by pledge or mortgage to a bona fide lender) of all or substantially all of the assets of the Company, shall not be deemed a liquidation, dissolution or winding up of the Company as those terms are used in this Section 3.

SECTION 4. CONVERSION PRIVILEGES.

       (a) RIGHTS OF CONVERSION. Subject to the other provisions of this Certificate of Designation, each share of Series B Preferred shall be convertible, without payment of any additional consideration by the holder thereof and at the option of such holder, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Original Issue Price by the Series B Conversion Price (as defined below) in effect at the time of

                                       2.

conversion, at any time and from time to time after February 27, 2001, at the office of the Company or any transfer agent for such stock; provided that the average of the closing prices per share of the Common Stock on the Nasdaq National Market (or any other national securities exchange on which the Common Stock is then traded) for the 10 consecutive trading days ending on the trading date immediately preceding the date of conversion is $5.00 or greater. The price at which shares of Common Stock shall be deliverable upon conversion of Series B Preferred (the "Series B Conversion Price") shall initially equal $7.50 per share, subject to adjustment as set forth below.

       (b) MECHANICS OF CONVERSION. Before any holder of Series B Preferred shall be entitled to convert the same into shares of Common Stock pursuant to
Section 4(a) hereof, such holder shall surrender the certificate or certificates thereof, duly endorsed, at the office of the Company or of any transfer agent for such stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred or its nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fractional shares. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series B Preferred to be converted. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

       (c) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If the Company shall at any time or from time to time after the date that the first share of Series B Preferred is issued (the "Original Issue Date") effect a subdivision of the outstanding Common Stock without a corresponding subdivision of the Preferred Stock, the Series B Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Preferred Stock, the Series B Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 4(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

       (d) ADJUSTMENT FOR COMMON STOCK DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series B Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series B Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares

                                       3.

of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series B Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series B Conversion Price shall be adjusted pursuant to this Section 4(d) to reflect the actual payment of such dividend or distribution.

       (e) ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If the Company at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series B Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Company which they would have received had their Series B Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of the Series B Preferred or with respect to such other securities by their terms.

       (f) ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series B Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in Section 2 or this
Section 4), in any such event each holder of Series B Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series B Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

       (g) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in Section 2 or this Section 4), as a part of such capital reorganization, provision shall be made so that the holders of the Series B Preferred shall thereafter be entitled to receive upon conversion of the Series B Preferred the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of Series B Preferred after the capital reorganization to the end that the provisions of this Section 4 (including adjustment of the Series B Conversion Price then in effect and the number of shares issuable upon conversion of the Series B Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

                                       4.

       (h) CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the number of shares of Common Stock issuable upon conversion of a share of Series B Preferred pursuant to this Section 4, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series B Preferred, furnish or cause to be furnished to such holder a like certificate prepared by the Company setting forth (i) such adjustments and readjustments, (ii) the Series B Conversion Price at the time in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series B Preferred.

       (i) NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Series B Preferred at least 10 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

       (j) ISSUE TAXES. The holders of Series B Preferred shall pay any and all issue, transfer and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series B Preferred pursuant hereto.

       (k) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation. All shares of Common Stock which are issuable upon such conversion shall, when issued, be duly and legally issued, fully paid and nonassessable and free of all taxes, liens and charges.

       (l) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any share or shares of Series B Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred by a holder thereof shall be aggregated for purposes

                                       5.

of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board).

       (m) NOTICES. Any notice required by the provisions of this Section 4 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Company.

SECTION 5. VOTING RIGHTS.

       (a) Except as provided in this Section 5 or as otherwise from time to time required by law, the Series B Preferred shall vote together with the Common Stock as a single class. The holder of each share of Series B Preferred shall be entitled to that number of votes equal to the number of shares of Common Stock into which such share would then be converted upon the application of Section 4(a) above and shall be entitled to notice of all stockholders' meetings in accordance with the By-laws of the Company. The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred shall have been converted into Common Stock.

       (b) Notwithstanding anything contained in Section 5(a) to the contrary, if any shares of Series B Preferred held by G.D. Searle & Co. (the "Shares") when aggregated with all other shares of voting capital stock of the Company or its subsidiary Epimmune Inc. ("Epimmune") held by G.D. Searle & Co. would (if not for this Section 5(b)) entitle G.D. Searle & Co. to vote more than 19.4% of the outstanding common stock of Epimmune (assuming the conversion of all such shares of such capital stock into common stock of Epimmune pursuant to the respective terms thereof), then any such Shares in excess of 19.4% shall be entitled to no vote.

       In facilitation of the foregoing voting restriction, the following formula shall be applied to determine the number of shares of Series B Preferred held by Searle which shall be entitled to a vote:

         X = PC + (((CE*SC-.194*TC*TE+SE*TC)/(.194*TE-SE-CE)) x R)

where:

         TE = total number of shares of Epimmune common stock (on an as-converted basis) outstanding

                                       6.

         CE = number of shares of Epimmune common stock (on an as-converted basis) owned by Cytel

         SE = number of shares of Epimmune common stock (on an as-converted basis) owned by Searle

         TC = total number of shares of Cytel Common Stock (on an as-converted basis) outstanding

         SC = total number of shares of Cytel Common Stock (on an as-converted basis) owned by Searle

         PC = total number of shares of Cytel Series B Preferred owned by Searle

         X  =     number of shares of Cytel Series B Preferred Stock owned by
                  Searle that will have voting rights, where 0<X<PC

         R  =     Series B Conversion Price divided by the Series B Original
                  Issue Price

                                       7.

         IN WITNESS WHEREOF, Cytel Corporation has caused this Certificate to be signed by its President and Chief Executive Officer, and attested by its Secretary, this ___ day of __________, 1998.

                                       CYTEL CORPORATION

                                       By:
                                           -------------------------------------
                                           Virgil Thompson,
                                           President and Chief Executive Officer

Attest:


------------------------------
Deborah Schueren,
Secretary

                                   EXHIBIT E

COOLEY GODWARD LLP
                                     ATTORNEYS AT LAW          San Francisco, CA
                                                               415 693-2000

                                     4365 Executive Drive      Palo Alto, CA
                                     Suite 1100                650 843-5000
                                     San Diego, CA
                                     92121-2128                Menlo Park, CA
                                     Main   619 550-6000       650 843-5000
                                     Fax    619 453-3555
                                                               Boulder, CO
February 27, 1998                                              303 546-4000

                                      www.cooley.com           Denver, CO
                                                               303 606-4800
                                      FREDERICK T. MUTO
                                      619 550-6010
                                      mutoft@cooley.com
G.D. Searle & Co.
5200 Old Orchard Road
Skokie, Illinois  60077

Dear Ladies and Gentlemen:

We have acted as counsel for Epimmune Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale to you of 1,032,149 shares of the Company's Series B Preferred Stock ("Shares") pursuant to the Series B Stock Purchase Agreement dated as of February 27, 1998 (the "Agreement"). We are rendering this opinion pursuant to Section 4.7 of the Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Agreement by the various parties and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Where we render an opinion "to the best of our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (i) an inquiry of attorneys within this firm who perform legal services for the Company, (ii) receipt of a certificate executed by an officer of the Company covering such matters, a copy of which is attached hereto, and (iii) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Agreement, the Voting Agreement and the Investor Rights Agreement), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Agreement; that the Agreement, the Voting Agreement and the Investor Rights Agreement are obligations binding upon you; that you have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Agreement and the Investor Rights Agreement that would modify or interpret the terms thereof or the respective rights or obligations of the parties thereunder.

COOLEY GODWARD LLP

G.D. Searle & Co.
February 27, 1998
Page Two

Our opinion is expressed only with respect to the federal laws of the United States of America, the laws of the State of California and the General Corporation Law of the State of Delaware. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

With regard to our opinion in paragraph 4 below, we have examined and relied upon a certificate executed by an officer of the Company, a copy of which is attached hereto, to the effect that the consideration for all outstanding shares of capital stock of the Company was received by the Company in accordance with the provisions of the applicable Board of Directors resolutions and any plan or agreement relating to the issuance of such shares, and we have undertaken no independent verification with respect thereto.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

     1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

     2. The Company has the requisite corporate power to own or lease its property and assets and to conduct its business as it is currently being conducted and is qualified to do business as a foreign corporation in California.

     3. The Agreement, the Voting Agreement and the Investor Rights Agreement have been duly and validly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, except as rights to indemnity under Section 2.7 of the Investor Rights Agreement may be limited by applicable laws and except (i) as limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights, and (ii) as limited by equitable principles generally and limitations on the availability of equitable remedies, whether such enforceability is considered in a proceeding in equity or at law.

     4. The Company's authorized capital stock consists of twenty million (20,000,000) shares of Common Stock, $0.001 par value, of which no shares are issued and outstanding, and (b) ten million (10,000,000) shares of Preferred Stock, $0.001 par value, of which (i) six million (6,000,000) shares have been designated Series A Preferred Stock, $0.001 par value, of which six million (6,000,000) shares are issued and outstanding; (ii) one million thirty two thousand one hundred forty-nine (1,032,149) shares have been designated Series B Preferred Stock, $0.001 par value, of which no shares were issued and outstanding prior to the Closing; and (iii) six hundred fifty-nine thousand eight hundred ninety-eight (659,898) shares have been designated Series B-1

COOLEY GODWARD LLP

G.D. Searle & Co.
February 27, 1998
Page Three

Preferred Stock, $0.001 par value, of which no shares were issued and outstanding prior to the Closing. The rights, preferences and privileges of the Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock are as stated in the Restated Certificate. The Shares have been duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, the Shares will be validly issued, outstanding, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Shares have been duly authorized, and upon issuance and delivery upon conversion of the Shares in accordance with the terms of the Shares, will be validly issued, outstanding, fully paid and nonassessable. To the best of our knowledge, there are no options, warrants, conversion privileges, preemptive rights or other rights presently outstanding to purchase any of the authorized but unissued capital stock of the Company, other than the conversion privileges of the Series A Preferred Stock, Series B Preferred Stock and Series B-1 Preferred Stock, rights created in connection with the transactions contemplated by the Agreement and the Investor Rights Agreement, and one million nine hundred twenty thousand (1,920,000) shares reserved for issuance under the Company's 1997 Stock Option Plan.

     5. The execution and delivery of the Agreement, the Voting Agreement and the Investor Rights Agreement by the Company, and the performance by the Company of the Agreement, the Voting Agreement and the Investor Rights Agreement, do not violate any provision of the Company's Certificate of Incorporation or By-Laws, and do not violate or contravene (a) any governmental statute, rule or regulation applicable to the Company or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, the violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

     6. To the best of our knowledge, there is no action, proceeding or investigation pending or threatened in writing against the Company before any court or administrative agency that questions the validity of the Agreement, the Voting Agreement or the Investor Rights Agreement or that challenges the consummation of the transactions contemplated thereby or might result, either individually or in the aggregate, in any material adverse change in the assets, financial condition, or operations of the Company.

     7. The offer and sale of the Shares is exempt from the registration requirements of the Securities Act of 1933, as amended.

     8. All consents, approvals, authorizations, or orders of, and filings, registrations, and qualifications with any regulatory authority or governmental body in the United States required for the issuance by the Company of the Shares, have been made or obtained, except for the filing of a Notice of Transaction Pursuant To Section 25102(f) of the California Corporate Securities Law of 1968.

COOLEY GODWARD LLP

G.D. Searle & Co.
February 27, 1998
Page Four

This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm, or entity without our prior written consent.

Very truly yours,

Cooley Godward LLP

By:
   -----------------------------------
   Frederick T. Muto